Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS Holdings Corp. Reports Fourth Quarter and Year-End 2014 Results

-FY 2014 Adjusted EBITDA of $132 Million
-Fourth Quarter Revenues Up 5% over Prior Year; Western Markets up 9%
-Launched Apple iPad in January

WAYNESBORO, Va. - February 26, 2015 - NTELOS Holdings Corp. (NASDAQ: NTLS) (the “Company”) announced today operating and financial results for its fourth quarter and year ended December 31, 2014. These results supplement the preliminary information released on January 20, 2015.

On December 2, 2014, nTelos announced a strategic refocus of its business operations on its Western Markets (West Virginia and western Virginia), where it has experienced strong operating performance, has a favorable competitive position for its branded retail offering and benefits operationally and financially from its Strategic Network Alliance ("SNA") with Sprint. nTelos is currently in the process of winding down its operations in its Eastern Markets, which it expects to complete by November 15, 2015.

“During the fourth quarter, nTelos simultaneously took actions to enhance our competitive position in the Western Markets and to begin an orderly wind down of operations in our Eastern Markets,” said Michael A. Huber, Chairman of the Board of NTELOS Holdings Corp. “The successful closing of the first installment of our towers sale demonstrates that we are executing on our strategic objectives and adding liquidity to our already solid balance sheet. The Board is confident that nTelos can thrive in its Western Markets and in the process enhance value for shareholders.”

Rod Dir, Chief Executive Officer, added: “nTelos continues to demonstrate why we remain ‘the best value in wireless’ by offering more options for our customers and a more rewarding network experience. Our expanded 4G LTE coverage is providing subscribers with faster speeds across our comprehensive device lineup, which now includes the Apple iPad. We continue to work diligently to attract new customers looking for exceptional savings, simplicity and service.”

Recent Financial and Operational Highlights

•
Revenues were $128.3 million for the fourth quarter 2014, a 5% increase compared to $121.8 million for the fourth quarter 2013. Revenues for the year 2014 were $487.8 million, compared to $491.9 million for the year 2013;

•
Adjusted EBITDA was $31.4 million for the fourth quarter 2014, compared to $26.7 million for the fourth quarter 2013. Consolidated Adjusted EBITDA for the year 2014 was $132.4 million, compared to $150.9 million for the year 2013; and

•	Closed on first installment of previously announced towers sale, divesting 85 towers for gross proceeds of approximately $35.0 million.

Western Markets Proforma Fourth Quarter and Full Year 2014 Financial Highlights

•
Western Markets Proforma revenues increased to $96.7 million for the fourth quarter 2014, a 9% increase compared to $88.6 million for the fourth quarter 2013. Western Markets Proforma revenues for the year 2014 were $360.1 million, compared to $359.8 million for the year 2013; and

•
Western Markets Proforma Adjusted EBITDA was $30.2 million for the fourth quarter 2014, compared to $27.5 million for the fourth quarter 2013. Western Markets Proforma Adjusted EBITDA for the year 2014 was $129.7 million, compared to $145.7 million for the year 2013.

Western Markets Subscriber Update (previously released on January 20, 2015)

Total Subscribers

•	Total subscribers were 282,100 as of December 31, 2014, compared to 277,100 for the third quarter 2014 and 273,600 for the fourth quarter 2013;

•
Total subscriber gross additions for the fourth quarter 2014 were 28,300, compared to 24,600 for the third quarter 2014 and 29,200 for the same period of 2013. Total subscriber net additions for the fourth quarter 2014 were 5,000, compared to 3,100 for the third quarter 2014 and 7,300 for the same period of 2013; and

•
Total subscriber gross additions for the year 2014 were 100,400 compared to 97,600 for the year 2013. Total subscriber net additions for the year 2014 were 14,600, compared to 19,000 for the year 2013.

Postpay Subscribers

•	Postpay subscriber gross additions for the fourth quarter 2014 were 18,600, compared to 15,500 for the third quarter 2014 and 20,600 for the fourth quarter 2013;

•	Net postpay subscriber additions were 4,700 for the fourth quarter 2014, compared to 3,000 for the third quarter 2014 and 7,800 for the fourth quarter 2013;

•	Postpay churn for the fourth quarter 2014 was 2.2%, compared to 2.1% for the same period of 2013;

•	ARPA was $132.12 for the fourth quarter 2014, compared to $136.49 for the same period of 2013; and

•	As of December 31, 2014, total postpay subscribers were 220,100.

Prepay Subscribers

•	Prepay subscriber gross additions for the fourth quarter 2014 were 9,700, compared to 9,100 for the third quarter 2014 and 8,600 for the fourth quarter 2013;

•	Net prepay subscriber additions (losses) were 300 for the fourth quarter 2014, compared to 100 for the third quarter 2014 and (500) for the fourth quarter 2013;

•	Prepay churn for the fourth quarter 2014 was 5.0%, compared to 4.6% for the fourth quarter 2013; and

•	As of December 31, 2014, total prepay subscribers were 62,000.

Net Income

Net income (loss) after net income attributable to noncontrolling interests was $(53.6) million, or $(2.54) per basic share, for the year 2014, compared to $24.7 million, or $1.13 per diluted share, for the year 2013. Full year 2014 results included $91.5 million in impairment and restructuring charges related to the previously announced wind down of operations in the Company’s Eastern Markets.

Business Outlook

For the year ending December 31, 2015, the Company expects its full year 2015 Adjusted EBITDA to between $100.0 million and $108.0 million, unchanged from the Company’s preliminary outlook provided on December 2, 2014. This Adjusted EBITDA excludes restructuring costs and results from Eastern Markets business. Full year 2015 capital expenditures are expected to be between $95.0 and $105.0 million.

Conference Call

The Company will host a conference call with investors and analysts to discuss its fourth quarter 2014 results this morning, February 26, 2015, at 8:30 ET. To participate, please dial 1-877-407-9120 in the U.S. and Canada and 1-412-902-1009 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.

An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-660-6853 in the U.S. and Canada or 1-201-612-7415 internationally and entering access code 13601222 beginning approximately one hour after the call and continuing until March 6, 2015.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, transaction related costs, restructuring and asset impairment charges, gain/loss on sale or disposal of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, and adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA provides management with useful information concerning the appeal of the Company’s postpay rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

Adjusted EBITDA and ARPA are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 282,100 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint CDMA and LTE wireless customers.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates," "believes," "expects," "intends," "plans," "estimates," "targets," "projects," "should," "may," "will" and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to attract and retain retail subscribers to our services; our dependence on our strategic relationship with Sprint Corporation ("Sprint"); the approval and timing of Eastern Markets' spectrum sale; our ability to realize the expected proceeds, cost savings and other benefits from the wind down of our Eastern Markets; the timing and ultimate completion of any tower sales; a potential increase in roaming rates and wireless handset subsidy costs; rapid development and intense competition in the telecommunications industry; our ability to finance, design, construct and realize the benefits of any planned network technology upgrade; our ability to acquire or gain access to additional spectrum; the potential to experience a high rate of customer turnover; the potential for competitors to build networks in our markets; cash and capital requirements; operating and financial restrictions imposed by our credit agreement; adverse economic conditions; federal and state regulatory fees, requirements and developments; loss of ability to use our current cell sites; our continued reliance on indirect channels of retail distribution; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPA Reconciliation - Postpay

•	Western Markets Proforma

•	Western Markets Condensed Consolidated Statements of Operating Income

•	Western Markets Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Western Markets Key Metrics

•	Western Markets ARPA Reconciliation - Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	December 31, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$73,546	$88,441
Restricted cash	2,167	2,167
Accounts receivable, net	43,668	37,741
Inventories and supplies	18,297	23,962
Deferred income taxes	24,770	10,650
Prepaid expenses	13,543	15,891
Other current assets	4,626	4,916
	180,617	183,768
Assets Held for Sale	64,271	—
Securities and Investments	1,522	1,499
Property, Plant and Equipment, net	289,947	319,376
Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	44,933	131,834
Customer relationships and trademarks, net	5,084	6,985
Deferred Charges and Other Assets	18,474	9,089
TOTAL ASSETS	$668,548	$716,251
LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term debt	$5,816	$5,410
Accounts payable	24,541	24,748
Dividends payable	—	9,034
Accrued expenses and other current liabilities	41,706	40,399
	72,063	79,591
Long-Term Debt	519,592	484,956
Other Long-Term Liabilities	109,845	107,911
Stockholders' Equity (Deficit)	(32,952)	43,793
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)	$668,548	$716,251

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2014	2013	2014	2013
Operating Revenues	$128,319	$121,766	$487,834	$491,882
Operating Expenses
Cost of sales and services	63,177	57,984	223,140	199,004
Customer operations	27,394	27,914	105,774	106,235
Corporate operations	10,582	11,018	42,195	42,305
Restructuring	3,663	—	3,663	—
Impairment and other charges	87,853	—	87,853	—
Depreciation and amortization	18,990	17,486	76,459	72,944
Gain on sale of intangible assets	—	—	—	(4,442)
	211,659	114,402	539,084	416,046
Operating Income (Loss)	(83,340)	7,364	(51,250)	75,836
Other Expense
Interest expense	(8,052)	(7,504)	(32,696)	(29,743)
Other income (expense), net	80	(161)	(1,114)	(810)
	(7,972)	(7,665)	(33,810)	(30,553)
Income (Loss) before Income Taxes	(91,312)	(301)	(85,060)	45,283
Income Tax Expense (Benefit)	(35,411)	80	(32,894)	18,544
Net Income (Loss)	(55,901)	(381)	(52,166)	26,739
Net Income Attributable to Noncontrolling Interests	(307)	(403)	(1,468)	(2,061)
Net Income (Loss) Attributable to NTELOS Holdings Corp.	$(56,208)	$(784)	$(53,634)	$24,678
Earnings (Loss) per Share Attributable to NTELOS Holdings Corp.:

Basic	$(2.66)	$(0.04)	$(2.54)	$1.17
Weighted average shares outstanding - basic	21,146	21,061	21,111	21,026
Diluted	$(2.66)	$(0.04)	$(2.54)	$1.13
Weighted average shares outstanding - diluted	21,146	21,061	21,111	21,826
Cash Dividends Declared per Share - Common Stock	$—	$0.42	$0.84	$1.68

NTELOS Holdings Corp.

Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2014	2013	2014	2013
Net income (loss) attributable to NTELOS Holdings Corp.	$(56,208)	$(784)	$(53,634)	$24,678
Net income attributable to noncontrolling interests	307	403	1,468	2,061
Net income (loss)	$(55,901)	$(381)	$(52,166)	$26,739

Interest expense	8,052	7,504	32,696	29,743
Income tax expense (benefit)	(35,411)	80	(32,894)	18,544
Other (income) expense, net	(80)	161	1,114	810
Operating income (loss)	$(83,340)	$7,364	$(51,250)	$75,836

Depreciation and amortization	18,990	17,486	76,459	72,944
Impairment and other charges	87,853	—	87,853	—
Restructuring	3,663	—	3,663	—
Gain on sale of intangible assets	—	—	—	(4,442)
Accretion of asset retirement obligations	362	171	1,288	622
Equity-based compensation	778	1,330	2,969	5,553
SNA straight-line adjustment [1]	3,065	—	8,173	—
Other [2]	—	375	3,280	375
Adjusted EBITDA	$31,371	$26,726	$132,435	$150,888

1	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.
2	Other includes legal and advisory fees related to Amended and Restated Sprint agreement and certain employee separation charges.

NTELOS Holdings Corp.

Key Metrics

						Twelve Months Ended
Quarter Ended:	12/31/2013	3/31/2014	6/30/2014	9/30/2014	12/31/2014	12/31/2013	12/31/2014
Subscribers
Beginning Subscribers	457,100	464,600	468,000	458,100	457,200	439,600	464,600
Postpay	298,000	306,700	306,800	308,200	310,200	297,400	306,700
Prepay	159,100	157,900	161,200	149,900	147,000	142,200	157,900
Gross Additions	50,800	45,400	39,000	41,400	40,400	183,900	166,200
Postpay	28,700	20,200	20,400	20,800	22,500	85,200	83,900
Prepay	22,100	25,200	18,600	20,600	17,900	98,700	82,300
Disconnections [1]	43,300	42,000	38,600	42,300	48,700	158,900	171,600
Postpay	19,800	19,900	17,100	18,900	22,700	72,400	78,600
Prepay	23,500	22,100	21,500	23,400	26,000	86,500	93,000
Net Additions (Losses) [1]	7,500	3,400	400	(900)	(8,300)	25,000	(5,400)
Postpay	8,900	300	3,300	1,900	(200)	12,800	5,300
Prepay	(1,400)	3,100	(2,900)	(2,800)	(8,100)	12,200	(10,700)
Ending Subscribers [1]	464,600	468,000	458,100	457,200	448,900	464,600	448,900
Postpay	306,700	306,800	308,200	310,200	310,100	306,700	310,100
Prepay	157,900	161,200	149,900	147,000	138,800	157,900	138,800
Churn, net [1]	3.1%	3.0%	2.8%	3.1%	3.6%	2.9%	3.1%
Postpay	2.2%	2.2%	1.8%	2.0%	2.4%	2.0%	2.1%
Prepay	4.9%	4.6%	4.5%	5.3%	6.0%	4.7%	5.1%
Other Items
ARPA Statistics
ARPA	$136.89	$137.47	$137.20	$134.18	$132.48	$134.44	$135.31
Ending Postpay Accounts [2]	141,200	138,400	140,500	142,100	143,400	141,200	143,400
Postpay Subscribers per Account [2]	2.2	2.2	2.2	2.2	2.2	2.2	2.2
Strategic Network Alliance Revenues (000’s) [3]
Billed Revenue	$39,326	$39,284	$37,997	$38,144	$38,329	$167,729	$153,754
Straight-Line Adjustment	NA	NA	(2,043)	(3,065)	(3,065)	NA	(8,173)
Spectrum Lease Consideration	NA	NA	822	1,234	1,233	NA	3,289
SNA Revenues	$39,326	$39,284	$36,776	$36,313	$36,497	$167,729	$148,870
Network Statistics
Licensed Population (millions)	8.0	8.0	8.0	8.0	8.0	8.0	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0
Total Cell Sites	1,444	1,444	1,445	1,446	1,453	1,444	1,453

1
During the second quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the quarter ended June 30, 2014, and the twelve months ended December 31, 2014.

2	End of Period
3
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except for accounts and ARPA)	2014	2013	2014	2013
Operating revenues	$128,319	$121,766	$487,834	$491,882
Less: prepay service revenues	(14,516)	(16,956)	(63,203)	(65,300)
Less: equipment revenues	(19,301)	(6,572)	(43,154)	(25,245)
Less: wholesale and other adjustments	(37,865)	(40,525)	(153,014)	(172,754)
Postpay service revenues	$56,637	$57,713	$228,463	$228,583

Average number of postpay accounts	142,500	140,500	140,700	141,700
Postpay ARPA	$132.48	$136.89	$135.31	$134.44

1
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.

NTELOS Western Markets Proforma 1

Condensed Consolidated Statements of Operating Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2014	2013	2014	2013
Operating Revenues	$96,652	$88,555	$360,134	$359,766
Operating Expenses
Cost of sales and services	45,486	39,223	153,224	131,903
Customer operations	18,296	16,356	64,482	60,859
Corporate operations	6,710	6,864	27,300	25,911
Restructuring	982	—	982	—
Depreciation and amortization	14,701	12,454	54,999	53,807
Gain on sale of intangible assets	—	—	—	(4,442)
	86,175	74,897	300,987	268,038
Operating Income	$10,477	$13,658	$59,147	$91,728

1	Proforma Western Markets is defined as Holdings less Eastern Markets.

NTELOS Western Markets Proforma 1

Reconciliation of Net Income (Loss) Attributable to NTELOS Holdings Corp. to Western Markets Proforma Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2014	2013	2014	2013
Net income (loss) attributable to NTELOS Holdings Corp.	$(56,208)	$(784)	$(53,634)	$24,678
Net income attributable to noncontrolling interests	307	403	1,468	2,061
Net income (loss)	$(55,901)	$(381)	$(52,166)	$26,739
Operating loss attributable to Eastern Markets	93,817	6,294	110,397	15,893

Interest expense	8,052	7,504	32,696	29,743
Income tax expense (benefit)	(35,411)	80	(32,894)	18,544
Other income (expense), net	(80)	161	1,114	809
Operating income	$10,477	$13,658	$59,147	$91,728

Depreciation and amortization	14,701	12,453	54,999	53,807
Restructuring [2]	982	—	982	—
Gain on sale of intangible assets	—	—	—	(4,442)
Accretion of asset retirement obligations	241	120	878	447
Equity-based compensation	731	898	2,272	3,832
SNA straight-line adjustment [3]	3,065	—	8,173	—
Other [4]	—	375	3,279	375
Adjusted EBITDA	$30,197	$27,504	$129,730	$145,747

1	Proforma Western Markets is defined as Holdings less Eastern Markets.
2	Restructuring costs attributable to Corporate and Western Markets.
3	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.
4	Other includes legal and advisory fees related to Amended and Restated Sprint agreement and certain employee separation charges.

NTELOS Western Markets Proforma 1

Key Metrics

						Twelve Months Ended
Quarter Ended:	12/31/13	3/31/2014	6/30/2014	9/30/2014	12/31/14	12/31/13	12/31/14
Subscribers
Beginning Subscribers	266,300	273,600	277,100	274,000	277,100	254,600	273,600
Postpay	201,200	208,800	210,300	212,400	215,500	199,600	208,800
Prepay	65,100	64,800	66,800	61,600	61,600	55,000	64,800
Gross Additions	29,200	25,000	22,500	24,600	28,300	97,600	100,400
Postpay	20,600	14,600	14,700	15,500	18,600	58,300	63,400
Prepay	8,600	10,400	7,800	9,100	9,700	39,300	37,000
Disconnections [2]	21,900	21,500	19,500	21,500	23,300	78,600	85,800
Postpay	12,800	12,900	11,200	12,500	13,900	46,600	50,500
Prepay	9,100	8,600	8,300	9,000	9,400	32,000	35,300
Net Additions (Losses) [2]	7,300	3,500	3,000	3,100	5,000	19,000	14,600
Postpay	7,800	1,700	3,500	3,000	4,700	11,700	12,900
Prepay	(500)	1,800	(500)	100	300	7,300	1,700
Ending Subscribers [2]	273,600	277,100	274,000	277,100	282,100	273,600	282,100
Postpay	208,800	210,300	212,400	215,500	220,100	208,800	220,100
Prepay	64,800	66,800	61,600	61,600	62,000	64,800	62,000
Churn, net [2]	2.7%	2.6%	2.3%	2.6%	2.8%	2.5%	2.6%
Postpay	2.1%	2.0%	1.8%	1.9%	2.2%	1.9%	2.0%
Prepay	4.6%	4.4%	4.2%	4.9%	5.0%	4.3%	4.6%
Other Items
ARPA Statistics
ARPA	$136.49	$136.60	$136.61	$133.83	$132.12	$133.62	$134.75
Postpay Accounts [3]	93,100	91,400	93,700	95,500	98,700	93,100	98,700
Postpay Subscribers per Account [3]	2.2	2.3	2.3	2.3	2.2	2.2	2.2
Strategic Network Alliance Revenues (000’s) [4]
Billed Revenue	$39,326	$39,284	$37,997	$38,144	$38,329	$167,729	$153,754
Straight-Line Adjustment	NA	NA	(2,043)	(3,065)	(3,065)	NA	(8,173)
Spectrum Lease Consideration	NA	NA	822	1,234	1,233	NA	3,289
SNA Revenues - As Reported	$39,326	$39,284	$36,776	$36,313	$36,497	$167,729	$148,870
Network Statistics
Licensed Population (millions)	4.4	4.4	4.4	4.4	4.4	4.4	4.4
Covered Population (millions)	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Total Cell Sites	999	999	999	1,000	1,004	999	1,004

1	Proforma Western Markets is defined as Holdings less Eastern Markets.
2	During the second quarter, the Company terminated approximately 1,400 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage.

Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 4,700 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

3	End of Period.
4
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straight-line basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Western Markets Proforma 1

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 2

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except for accounts and ARPA)	2014	2013	2014	2013
Operating revenues	$96,652	$88,555	$360,134	$359,766
Less: prepay service revenues	(6,235)	(6,620)	(25,784)	(25,048)
Less: equipment revenues	(14,827)	(3,987)	(30,056)	(14,847)
Less: wholesale and other adjustments	(37,369)	(40,330)	(152,332)	(172,291)
Postpay service revenues	$38,221	$37,618	$151,962	$147,580

Average number of postpay accounts	96,400	91,900	94,000	92,000
Postpay ARPA	$132.12	$136.49	$134.75	$133.62

1	Proforma Western Markets is defined as Holdings less Eastern Markets.
2
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.